Exhibit 10.1

PLACEMENT AGENCY AGREEMENT

September 8, 2011

Spencer Trask Ventures, Inc.

750 Third Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

LabStyle Innovations Corp., a Delaware corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with Spencer Trask Ventures, Inc., a Delaware corporation (the “Placement Agent”) with respect to the matters set forth herein as follows:

1. Offering.

(a) The Company will offer (the “Offering”) for sale through the Placement Agent, as exclusive agent for the Company, and its selected dealers, if any, a minimum of ten (10) units ($500,000) (the “Minimum Amount”) and a maximum of forty (40) units ($2,000,000) (the “Maximum Amount”). Each unit (a “Unit”) shall be priced at price of $50,000 per Unit and shall consist of (i) 50,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and (ii) a five year warrant (each a “Warrant” and collectively, the “Warrants”) to purchase 50,000 shares of Common Stock at an exercise price of $1.50 per share. The Common Stock shall have the rights and privileges described in the Memorandum (as hereinafter defined). By mutual agreement, the Company and the Placement Agent may elect to increase the Maximum Amount and sell up to an additional twenty (20) Units for an aggregate purchase price of up to $1,000,000 to cover over-allotments. The shares of Common Stock included as part of the Units are referenced to herein as the “Shares.”

(b) Placement of the Units by the Placement Agent will be made on a “reasonable efforts,” “all-or-none” basis with respect to the Minimum Amount and on a “reasonable efforts” basis as to all Units in excess of the Minimum Amount. The minimum subscription for Units shall be one (1) Unit; provided, however, that the Company may, in its discretion, sell fractional Units. The Units will be offered to potential subscribers, which may include related parties of the Placement Agent or the Company, commencing on the date of the Memorandum (the “Commencement Date”) and continuing until October 31, 2011; provided, however, that the Offering may be extended by mutual agreement of the Placement Agent and the Company until a date no later than December 30, 2011, or as terminated earlier as provided herein (the “Offering Period”). The date on which the Offering Period shall terminate or expire shall be referred to as the “Termination Date.” A Final Closing (as hereinafter defined) may be held within ten business days of the Termination Date.

(c) Subscriptions for the Units will be accepted by the Company at a price of $50,000 per Unit (the “Offering Price”) or such price proportional to the fractional Units offered in accordance with Section 1(b) hereof; provided, however, that the Placement Agent shall not tender to the Company and the Company shall not accept subscriptions from, or sell Units to, any persons or entities that do not qualify as (or are not reasonably believed to be) “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) (“Regulation D”) of the Securities Act of 1933, as amended (the “1933 Act”).

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(d) The offering of the Units will be made by the Placement Agent on behalf of the Company solely pursuant to the Memorandum, and the Investor Presentation (as defined below), which at all times will be in form and substance reasonably acceptable to the Placement Agent, the Company and their respective counsel, and shall contain such legends and other information as the Placement Agent, the Company and their respective counsel may, from time to time, deem necessary and desirable to be set forth therein. The term “Memorandum” as used in this Agreement means the Company’s Confidential Private Placement Memorandum dated September 8, 2011, inclusive of all annexes, supplements and appendices thereto, if any. Unless otherwise defined, each capitalized term used in this Agreement has the same meaning ascribed to it in the Memorandum.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent that each of the following is true in all respects as of the date hereof:

(a) The Memorandum has been diligently prepared by the Company, at its sole cost, in conformity with all applicable laws, and is in compliance with Regulation D, the 1933 Act and the requirements of all other rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units are to be offered and sold excluding any foreign jurisdictions. The Units will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) of the 1933 Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Units are being offered for sale. The Memorandum describes in all material aspects, including attendant risks, of an investment in the Company. The Company has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) of the 1933 Act and knows of no reason why such exemption would be otherwise unavailable to it. Neither the Company, nor, to the Company’s knowledge, any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units. None of the Company, its predecessors or affiliates, to the Company’s knowledge, has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D, or any other applicable state or federal securities laws. None of the Company, any of its affiliates, or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Units to be integrated with prior offerings by the Company for purposes of the 1933 Act.  None of the Company, its affiliates or any person acting on its behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Units to be integrated with other offerings.

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(b) The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. To its knowledge, the Company is not aware of any fact which it has not disclosed in the Memorandum and to the Placement Agent and its counsel in writing that would materially adversely affect or could reasonably be expected to have a material adverse effect on the prospects, condition (financial or otherwise), operations or assets of the Company.

(c) The Company is duly organized and validly existing in good standing under the laws of the state of Delaware, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects (as the same are described in the Memorandum) of the Company, or on the transactions contemplated hereby and the other Transaction Documents (as hereinafter defined) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as hereinafter defined), except an effect that results from general conditions affecting the U.S. economy or the world economy.

(d) The Company has all corporate power and authority to (i) enter into and perform its obligations under this Agreement, the Subscription Agreement substantially in the form of Annex A to the Memorandum (the “Subscription Agreement”), the Investor Rights Agreement substantially in the form of Annex B to the Memorandum (the “Investor Rights Agreement”) and the other agreements contemplated hereby (this Agreement, the Subscription Agreement, the Investor Rights Agreement and the other agreements contemplated hereby, are collectively referred to herein as the “Transaction Documents”), (ii) issue, sell and deliver the Shares, the Warrants and the Agent’s Warrants (as hereinafter defined), and (iii) issue, sell and deliver the shares of Common Stock issuable upon exercise of the Warrants and the Agent’s Warrants (the “Warrant Shares”). The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Company presently has no subsidiaries (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest).

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(e) None of the execution and delivery of, or performance by the Company under this Agreement or any of the other Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the certificate of incorporation or by-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

(f) As of the date of the First Closing (as hereinafter defined), the Company will have the authorized and outstanding capital stock as set forth in the Memorandum. All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as described in the Memorandum or provided for in the Transaction Documents, as of the date of the First Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company are reserved for issuance for any purpose; (iv) there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. As of the date of the First Closing, the issued and outstanding shares of capital stock of the Company will conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof. All issuances by the Company of its securities have been, at the times of their issuance, exempt from registration under the 1933 Act and any applicable state securities laws.

(g) Immediately prior to the First Closing, the Shares, the Warrants, the Agent’s Warrants and the Warrant Shares will have been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of the Shares, the Warrants, the Agent’s Warrants, or the Warrant Shares will be subject to personal liability solely by reason of being such a holder, and except as described in the Memorandum, none of the Shares, the Warrants, the Agent’s Warrants, or the Warrant Shares are subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the First Closing, a sufficient number of authorized but unissued shares of Common Stock to be issued upon exercise of the Warrants and the Agent’s Warrants will have been reserved for issuance.

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(h) No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable state securities commissions relating specifically to the Offering (all of which filings will be duly made by, or on behalf of, the Company), other than those which are required to be made after the First Closing (all of which will be duly made on a timely basis).

(i) Except as set forth in the Memorandum, the Company has no known material liabilities of any kind, whether accrued, absolute or contingent, or otherwise, and subsequent to the date of the Memorandum it shall not enter into any material transactions or commitments without promptly thereafter notifying the Placement Agent in writing of any such material transaction or commitment. Any pro forma financial information and related notes included in the Memorandum present fairly the information based on the Company’s management’s prudent business judgment. The Company does not know of any facts, circumstances or conditions which could materially adversely affect its operations, earnings or prospects that have not been fully disclosed in the Memorandum.

(j) The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Memorandum and except as such regulation is applicable to commercial enterprises generally.

(k) Except as set forth in the Memorandum, the Company (i) does not have any outstanding Indebtedness (as hereinafter defined), (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including (without limitation) “Capital Leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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(l) No default by the Company or, to the best knowledge of the Company, any other party, exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”). The Company Agreements disclosed in the Memorandum are the only material agreements to which the Company is bound or by which its assets are subject, are accurately described in the Memorandum and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(m) There is no action, suit, proceeding, claim or investigation, before or by any court, public board, governmental agency, self regulatory organization or body (or any state of facts which management of the Company has concluded could give rise thereto) pending or, to the knowledge of the Company, threatened, against the Company, or involving any of its assets, or involving any of its officers or directors.

(n) The execution, delivery and performance of this Agreement and the Transaction Documents by the Company as well as the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, the Warrants and the Agent’s Warrants and reservation for issuance of the underlying Common Stock) will not result in a violation of: (i) the certificate of incorporation or by-laws, each as may be amended, of the Company; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or may be bound, or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company, or (iv) any judgment, decree or order applicable to the Company, which violation or violations individually, or in the aggregate, and could reasonably be expected to result in any Material Adverse Effect.

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(o) The Company does not own any real property in fee simple, and the Company has good and marketable title to all property (personal, tangible and intangible) owned by the Company, free and clear of all security interests, liens and encumbrances, except for such as are described in the Memorandum.

(p) As of the First Closing, the Company will own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of its businesses as described in the Memorandum (collectively, the “Intangibles”). To its knowledge, the Company does not infringe upon the rights of others with respect to the Intangibles and has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles. To the Company’s knowledge, no others have infringed upon the rights of the Company with respect to the Intangibles. Except as set forth in the Memorandum, none of the Company's Intangibles have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.

(q)   The Company is not a party to any collective bargaining agreement and does not employ any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

(r) Subsequent to the respective dates as of which information is given in the Memorandum, and except as would not have a Material Adverse Effect, the Company has operated its business in the ordinary course and, except as may otherwise be set forth in the Memorandum, there has been no: (i) material adverse change in the condition (financial or otherwise) of the Company; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of the Company; or (v) agreement to permit any of the foregoing.

(s) The Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 8 hereof. Except as set forth in the Memorandum, the Company has not offered for sale or solicited offers to purchase the Units except for negotiations with the Placement Agent. Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s rights, described herein, shall apply.

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(t) Except as set forth in the Memorandum, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(u) Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company, to its knowledge, has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(v) Neither the sale of the Units by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. The Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(w) There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is not disclosed in the Memorandum or that otherwise would be reasonably likely to have a Material Averse Effect.

3. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants to the Company, that:

(a) This Agreement has been duly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Placement Agent’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(b) It is, and on the date of each Closing shall be (i) a broker-dealer registered under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) with the SEC, (ii) a member in good standing of the Financial Industry Regulatory Authority, Inc., (iii) registered as a broker-dealer and be a member in good standing in each jurisdiction in which it is required to be registered in order to offer and sell the Units or to perform the services described in this Agreement in such jurisdiction.

(c) It acknowledges that the Units have not been registered under the 1933 Act and may be offered and sold only in transactions exempt form or not subject to the registration requirements of the 1933 Act.

(d) It has not offered or sold, and will not offer or sell, any Units except in compliance with Section 3(e) through (g) below.

(e) Offers and sales of the Units by it have not been and shall not be made: (i) by any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

(f) Any offer or solicitation of an offer to buy the Units that has been made or will be made only to investors that the Placement Agent believes to be “accredited investors” (as defined in Regulation D) and sales will only be made to “accredited investors” pursuant to a Subscription Agreement.

(g) The Placement Agent has not made and will not make an offer of the Units on the basis of any communications or documents relating to the Company or the Units except the Memorandum, and an investor Power Point presentation and executive overview approved by the Company (collectively, the “Investor Presentation”). Without limiting the generality of the foregoing, the Placement Agent has not made and will not make any representation as to any rate of return on investment that an investor may obtain from the ownership of the Units, other than that as set forth in the Memorandum. The Placement Agent has delivered or will deliver a copy of the Memorandum (and any amendments and supplements thereto) to each prospective investor solicited by it prior to such investor’s execution of the applicable Transaction Documents.

(h) Any contents of the Memorandum provided to the Company in writing (including by e-mail) by the Placement Agent specifically for inclusion in the Memorandum or the Investor Presentation are based on or derived from sources that the Placement Agent believes to be reliable and accurate.

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4. Placement Agent Appointment and Compensation.

(a) The Company hereby appoints the Placement Agent and its selected dealers, if any, as its exclusive agent in connection with the Offering. The Company has not and will not make, or permit to be made, any offers or sales of the Units other than through the Placement Agent without the Placement Agent’s prior written consent. The Placement Agent has no obligation to purchase any of the Units. The agency of the Placement Agent hereunder shall continue until the later of the Termination Date and the Final Closing.

(b) The Company will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the 1933 Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Memorandum in connection with the sale of the Units until the earlier of the Final Closing and the Termination Date, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Units.

(c) The Company will cooperate with the Placement Agent by making available to its representatives such information as may be reasonably requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested. Prior to the First Closing, if requested by the Placement Agent, the Company shall provide, at its own expense, credit or similar reports on such key management persons as the Placement Agent shall reasonably request.

(d) In connection with the Offering, the Company will pay a cash fee (the “Agent’s Fee”) to the Placement Agent at each Closing equal to 10% of the aggregate gross proceeds from the sale of Units sold in the Offering.

(e) As additional compensation hereunder, at each Closing the Company will issue to the Placement Agent or its designees, for nominal consideration, warrants to purchase 20% of (i) the shares of Common Stock sold in the Offering at an exercise price of $1.00 per share; and (ii) the shares of Common Stock underlying the Warrants sold in the Offering at an exercise price of $1.50 per share (collectively, the “Agent’s Warrants”). The Agent’s Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.” The holders of Agent’s Warrants shall be entitled to registration rights with respect to the shares of Common Stock underlying the Agent’s Warrants on the same terms as those to be granted to the investors in the Offering as provided for in the Investor Rights Agreement. The Agent’s Warrants shall contain the same provisions as the Warrants but shall also contain a cashless exercise right.

(f) The Placement Agent shall also receive a non-accountable expense allowance equal to three percent (3%) of the gross proceeds raised at each Closing (the “Agent Expense Allowance”), which shall cover all of the costs and expenses of the Placement Agent including legal fees of Placement Agent’s counsel (excluding Blue Sky Expenses (as defined in Section 6(j) below), travel costs, due diligence costs, marketing expenses including expenses related to Company presentations. Payment of the Agent Expense Allowance will be made out of the proceeds of Units sold at each Closing.

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(g) The Company shall also pay and issue to the Placement Agent the Agent’s Compensation calculated according to the percentages set forth in Sections 4(d) and (e) of this Agreement, if any person or entity contacted by the Placement Agent with respect to the Offering during the Offering Period, (the “Post-Closing Investors”), invests in the Company at any time prior to the date that is two (2) years from the later of the Termination Date or the Final Closing (as defined below), regardless of whether such Post-Closing Investor purchased Units in the Offering. If such an event or transaction occurs, the Placement Agent is entitled to receive the Agent’s Compensation. For clarification purposes, Post-Closing Investors shall exclude executive officers and directors of the Company. No fees (including the Agent’s Compensation) pursuant to this Section 4(g) shall be paid to the Placement Agent with respect to investments made as part of any registered public offering of the Company’s securities.

(h) At the First Closing, the Company and the Placement Agent shall enter into a non-exclusive Finder’s Fee Agreement (the “Finder’s Agreement”), which will provide that if the Company or any of its affiliates shall enter into any of the transactions enumerated in the Finder’s Agreement (which shall include financing transactions and business combinations or similar arrangements with the Company, including, without limitation, a merger, the purchase of some or all of the stock or assets of the Company, or an investment in the securities of the Company) with any party introduced to the Company by the Placement Agent, directly or indirectly at any time prior to the date which is four (4) years after the later of the Termination Date and the Final Closing, then the Company shall pay or cause to be paid to the Placement Agent a cash finder’s fee (the “Finder’s Fee”) according to the following table:

(i)	7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(ii)	6% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(iii)	5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; plus
(iv)	4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(v)	3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(vi)	2.5% of any consideration paid in such transaction in excess of $9,000,000.

Any such Finder’s Fee due shall be paid at the closing of the particular consummated transaction for which the Finder’s Fee is payable. In addition, to avoid any doubt, if Finder’s Fee is paid pursuant to 4(h), the Placement Agent shall not be also be entitled to receive any Agent’s Compensation pursuant to Section 4(g). Notwithstanding the foregoing, however, no Finder’s Fee shall be payable in respect of an investment in the Company by the Placement Agent and/or its related parties or affiliates.

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(i) At the First Closing, the Company and the Placement Agent shall enter into a Right of First Refusal Agreement (the “ROFR Agreement”) in a form acceptable to the Company and the Placement Agent and their respective counsel. The ROFR Agreement shall provide that, for a period of two (2) years from the Final Closing, the Company shall give the Placement Agent the irrevocable preferential right of first refusal described below to purchase for the Placement Agent’s account or to act as agent for any proposed private offering of securities (equity or debt) by the Company. The Company agrees to offer the Placement Agent the opportunity to purchase or sell such securities on terms no less favorable than it can obtain elsewhere. If, within ten (10) days of the receipt of such notice of intention and statement of terms, the Placement Agent does not accept in writing such offer to purchase such securities or to act as agent with respect to such offering upon the terms proposed, the Company shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms. Before the Company shall accept any proposal materially less favorable to it than as originally proposed to the Placement Agent, the Placement Agent’s preferential rights shall be applied, and the procedure set forth above with respect to such modified proposal shall be adopted. The Placement Agent’s failure to exercise these preferential rights in any situation shall not affect the Placement Agent’s preferential rights to any subsequent offering during the term of the ROFR Agreement. The Company represents and warrants that no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Placement Agent’s preferential rights shall apply.

(j) For a period of two (2) years from the First Closing, the Company hereby grants the Placement Agent the right to appoint one (1) member of the Company’s board of directors (the “STV Director”). The initial STV Director shall be Adam Stern, who shall be appointed to the Board of Directors at the First Closing, with any successor STV Director chosen by the Placement Agent to be subject to the reasonable approval of the Company. The STV Director shall be entitled to the same indemnification and director compensation (if any) as any other director of the Company and shall be subject to removal on the same terms as any other director of the Company.

5. Subscription and Closing Procedures.

(a) Each prospective subscriber will be required to complete and execute an original omnibus signature page, for each of the Subscription Agreement and Investor Rights Agreement (collectively referred to herein as the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof, together with the subscriber’s check or other good funds in the full amount of the Offering Price for the number of Units desired to be purchased.

(b) All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to, and deposited into, a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of subscriptions for the Minimum Amount, the Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

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(c) If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to Units sold (the “First Closing”). Thereafter, the remaining Units will continue to be offered and sold until the Termination Date. Additional closings (“Closings,” each closing, collectively with the First Closing, “Closing”) may from time to time be conducted at times mutually agreed to between the Placement Agent and the Company with respect to additional Units sold, with the final closing (“Final Closing”) to occur within 10 days after the earlier of the Termination Date and the date on which the Maximum Amount has been subscribed for. Delivery of payment for the accepted subscriptions for Units from the funds held in the Escrow Account will be made at each Closing at the Placement Agent’s offices against delivery of the Units by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts due to the Placement Agent and its Blue Sky counsel as of such Closing. Executed instruments/certificates for the shares of Common Stock and Warrants constituting the Units and the Agent’s Warrants will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the date of each Closing (“Closing Date”), and will be made available to the Placement Agent for checking and packaging at the Placement Agent’s office at each Closing.

(d) If Subscription Documents for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent or the Company, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

6. Further Covenants of the Company. The Company hereby covenants and agrees that:

(a) Except with prior written notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing, take any action which would cause any of the representations, warranties and covenants made by it in this Agreement not to be complete, accurate and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations, warranties and covenants had been made on and as of each such date.

(b) If, at any time prior to the Final Closing (i) any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the reasonable opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Placement Agent and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements to the Memorandum in such quantities as the Placement Agent may request. The Company shall not at any time, whether before or after the Final Closing, prepare or use any supplement to the Memorandum of which the Placement Agent shall not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the 1933 Act, the Regulations and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Units for offering or the suspension of any exemption for such qualification or registration of the Units for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

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(c) The Company shall comply with the 1933 Act, the Regulations, the 1934 Act, and the rules and regulations promulgated thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Units are to be offered and in which Blue Sky counsel has advised the Placement Agent that the Units are exempt from qualification or registration requirements, so as to permit the continuance of the sales of the Units, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

(d) The Company shall use its reasonable best efforts to qualify the Units for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company will make such applications and furnish information as may be required for such purposes; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction. The Company shall, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request. Furthermore, the Company shall file a copy of a Notice of Sale on Form D with the SEC within the prescribed time period and shall file all amendments with the SEC as may be required. Copies of the Form D and all amendments thereto shall be provided promptly to the Placement Agent.

(e) The Company shall place a legend on the certificates representing the Shares and the Warrants issued to subscribers stating that the securities evidenced thereby have not been registered under the 1933 Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the 1933 Act and applicable state laws.

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(f) The Company shall apply the net proceeds from the sale of the Units to fund its working capital requirements and for such other purposes as are specifically described under the “Use of Proceeds” section of the Memorandum. Except as set forth in the Memorandum, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers, directors or stockholders of the Company without the prior written consent of the Placement Agent.

(g) During the Offering Period, the Company shall make available for review by prospective subscribers for Units during normal business hours at the Company’s offices, upon their reasonable request, copies of the Company Agreements to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof and shall afford each prospective subscriber for Units the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense or effort.

(h) Except with the prior written consent of the Placement Agent, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, (i) engage in or commit to engage in any transaction outside the ordinary course of business as described in the Memorandum, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as contemplated by the Memorandum, (iii) incur, outside the ordinary course of business, any material indebtedness, (iv) dispose of any material assets, (v) make any material acquisition or (vi) change its business or operations.

(i) Until completion at the earlier of (a) the effectiveness of the Resale Registration Statement or (b) the consummation of an underwritten initial public offering of the Company’s Common Stock, the Company shall deliver to the Placement Agent and the Company’s stockholders: (i) annual unaudited financial statements setting forth fairly the financial position of the Company; (ii) quarterly unaudited financial statements including both a balance sheet and statement of income (with year over year quarterly comparisons); and (iii) a quarterly report of the progress and status of the Company and an annual report setting forth clearly the financial position and outlook of the Company; provided, however, that such report need not contain information reasonably deemed confidential by the Company’s Board of Directors. In addition, the Company shall deliver to the Placement Agent such quarterly unaudited financial statements as are prepared for the Company’s Board of Directors and a copy of a list of its stockholders as and when so requested, (only for use in connection with the Company) and shall establish and maintain a Company website for the dissemination of general Company information.

(j) The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance of the Units, the Shares, the Warrants, and the Agent’s Warrants, and shall also pay its own expenses for accounting fees, legal fees, bound volumes of closing documents, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. In addition, the Company shall pay for all Blue Sky Expenses (as defined below) relating to the preparation and filing of state Blue Sky exemptions that are sought with respect to the Offering. As used herein, the term “Blue Sky Expenses” means solely an amount equal to $750 per state for legal fees, plus an additional amount commensurate with the required state filing fees. The amount of the Blue Sky Fees shall be paid to the Placement Agent’s counsel each Closing. The Blue Sky filings shall be prepared by the Placement Agent’s counsel for the Company’s account. The Placement Agent shall cause such counsel to make such filings on a timely basis in accordance with applicable law.

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(k) Until the earlier of (i) the Final Closing, and (ii) the Termination Date, neither the Company nor any person or entity acting on its behalf shall negotiate with any other placement agent or underwriter with respect to a private or public offering of the Company’s or any affiliate’s debt or equity securities. Neither the Company nor anyone acting on its behalf shall, until the earlier of the Final Closing or the Termination Date, offer for sale to, or solicit offers to subscribe for Units or other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person, without the prior written consent of the Placement Agent.

(l) Until the later of (i) the Termination Date and (ii) the Final Closing, the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever without the Placement Agent’s prior written consent, which consent will not unreasonably be withheld or delayed.

(m) Following the Final Closing, the Company shall use its commercially reasonable best efforts to obtain insurance by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

7. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a) Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) The Company shall have performed and complied, in all material respects, with all agreements, covenants and conditions required to be performed and complied with by it pursuant to this Agreement and under the Transaction Documents at or before each Closing.

(c) No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

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(d) As of the First Closing, the Company will have the authorized capitalization as described in the Memorandum.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) The Placement Agent shall have received a certificate of the Chief Executive Officer of the Company, dated as of each Closing Date, certifying, in such detail as the Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b), (c), (d) and (e) above.

(g) The Company shall have delivered to the Placement Agent: (i) a currently dated good standing certificate from the Secretary of State of Delaware and each jurisdiction in which the Company is qualified to do business as a foreign corporation and (ii) at the First Closing, certified resolutions of the Company’s Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

(h) At each Closing, the Chief Executive Officer and the Chief Financial Officer of the Company shall have provided a certificate to the Placement Agent confirming that, to their knowledge, there have been (i) no material adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the Memorandum, and (ii) no incurrence by the Company of any undisclosed material liabilities (other than liabilities arising in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Memorandum) and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

(i) At each Closing, the Company shall pay and deliver to the Placement Agent the Agent’s Fee, calculated in accordance with Sections 4(d) and the Blue Sky Expenses in accordance with Section 6(j) hereof.

(j) At each Closing, the Company shall pay and deliver to the Placement Agent the Agent’s Expense Allowance, calculated in accordance with Section 4(f) hereof.

(k) At each Closing (or at the Final Closing at the Placement Agent’s sole discretion), the Company shall have delivered to the Placement Agent and/or its designees, the appropriate number of Agent’s Warrants, calculated in accordance with Section 4(e) hereof.

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(l) Concurrently with the formation of the Company, 6,500,000 shares of Common Stock shall have been issued to Strategic Models LLC, David Weintraub, Shilo Ben Zeev, Meir Plevinsli, Dov Oppenheim, Irena and Eyal Cohen and Yaniv Michaeli (collectively, the “Founders”), on a pro-rata basis, at price per share equal to the par value per share of the Common Stock. Concurrently with or immediately prior to the consummation of the First Closing, the Founders shall contribute (pursuant to documentation acceptable to the Placement Agent in its reasonable discretion) to the Company all intellectual property and their rights or assets necessary for the conduct of the Company’s business as described in the Memorandum in consideration of the issuance of 1,000,000 additional shares of Common Stock in a transaction (collectively with the investment made by the investors in the Offering) intended to qualify as tax free under Section 351 of the Internal Revenue Code of 1986, as amended.

(m) At the First Closing and each Closing thereafter, (i) the Company and each subscriber as of the date thereof shall have entered into a Subscription Agreement and (ii) the Company, each subscriber as of the date thereof, and the Placement Agent shall have entered into the Investor Rights Agreement. At each Closing following the First Closing, additional subscribers shall have entered into a Subscription Agreement and an Investor Rights Agreement.

(n) At the First Closing and each Closing thereafter (or within 3 business days following such Closing), the Company shall have executed and delivered to the Placement Agent, on behalf of the subscribers, certificates for the Shares and Warrants in the respective amount set forth opposite each of the subscribers set forth on a closing subscriber list spreadsheet for the relevant closing.

(o) There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company, dated as of each Closing Date, in form and substance reasonably satisfactory to counsel to the Placement Agent.

(p) All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the Units, the Shares, the Warrants, the Agent’s Warrants and the Warrant Shares will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

8. Indemnification.

(a) The Company will (i) indemnify and hold harmless the Placement Agent, its selected dealers and their respective officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the 1933 Act and such selected dealers (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals), to which any Indemnitee may become subject (x) under the 1933 Act or otherwise, in connection with the offer and sale of the Units, and (y) as a result of the breach of any representation, warranty or covenant made by the Company herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, or (B) any violations by the Placement Agent of the 1933 Act or state securities laws that does not result from a violation thereof by the Company or any of its affiliates, or (C) the gross negligence or willful misconduct of the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering.

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(b) The Placement Agent will indemnify and hold harmless the Company, its officers, directors, employees and each person, if any, who controls the Company within the meaning of the 1933 Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the 1933 Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Company, any of its officers, directors, employees, agents, or any person who controls the Company within the meaning of the 1933 Act or any third party, but only to the extent that such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum made in reliance upon and in conformity with information contained in the Memorandum relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof. The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. Notwithstanding the foregoing, in no event (except in the event of gross negligence or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall the Placement Agent’s indemnification obligation hereunder exceed the amount of the Agent’s Fee actually received by it.

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(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a Material Adverse Effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

9. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees actually received by the Placement Agent (except in the case of gross negligence or willful misconduct by the Placement Agent to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction). The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the 1933 Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the 1933 Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the 1933 Act, the 1934 Act or otherwise available.

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10. Termination.

(a) The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period by notifying the Company in the event that: (i) any of the representations, warranties or covenants of the Company contained herein, in the Memorandum or in any other Transaction Document shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Document after the Company is given a reasonable time to cure the default and perform; (iii) there shall occur any event, within the control of the Company, that could materially and adversely affect the transactions contemplated by this Agreement or the other Transaction Documents or the ability of the Company to perform hereunder or thereunder; or (iv) the Placement Agent determines in good faith and it is agreed by the Company that it is reasonably unlikely that any of the conditions to the First Closing set forth herein will or can be satisfied. In the event of any such termination by the Placement Agent pursuant to clauses (i), (ii) or (iii) of this Section 10(a), the Placement Agent shall be entitled to receive from the Company, within five (5) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) any and all Agent’s Fee and Agent Expense Allowance, which would have been earned through the Termination Date based on amounts in the Escrow Account (provided that in the event no funds are in the Escrow Account at such time, the Placement Agent shall be entitled to reimbursement of all of its actual out of pocket expenses incurred up to such date) and shall retain any Agent’s Fee and Agent Expense Allowance for closings, if any, previously consummated (collectively, the “Termination Amount”), (B) all amounts, if any, which may become payable to the Placement Agent in respect of (X) Post-Closing Investors pursuant to Section 4(g) hereof and within the time frame set forth in Section 4(g) hereof and (Y) Finder’s Fee pursuant to Section 4(h) and within the time frame set forth in Section 4(h) hereof, and (C) other amounts as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise. In the event of any such termination by the Placement Agent pursuant to clauses (iv) of this Section 10(a), the Placement Agent shall be entitled to receive from the Company, within five (5) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, reimbursement of unpaid costs and expenses incurred by the Placement Agent in connection with the Offering which amount shall not exceed $25,000.

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(b) The Offering may be terminated by the Company at any time prior to the expiration of the Offering Period in the event that the Placement Agent shall have failed to perform any of its material obligations hereunder (excluding the Placement Agent’s failure to raise the Minimum Amount hereunder). In the event of any such termination by the Company, the Placement Agent shall not be entitled to any amounts whatsoever except (i) to retain any Agent’s Compensation and Agent Expense Allowance earned through the Termination Date for Closings that have been consummated prior to such termination, (ii) reimbursement by the Company of unpaid costs and expenses incurred by the Placement Agent in connection with the Offering which amount shall not exceed $25,000 and (iii) as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise.

(c) In the event the Company unilaterally decides for any reason (other than because of the failure of the Placement Agent to perform any of its material obligations under this Agreement) to terminate the Offering at any time prior to the First Closing (the “Company Termination”), the Placement Agent shall be entitled to receive from the Company the Termination Amount. In addition, if within twelve (12) months after the Company Termination, the Company conducts a public or private offering of its securities or enters into a letter of intent with respect to the foregoing, then upon the closing of any such transaction, the Placement Agent shall be entitled to receive from the Company an amount equal to the sum of: (x) the Agent’s Fee calculated as if there had been a closing on the Maximum Amount and (y) the Agent Expenses calculated as if there had been a closing on the Maximum Amount (the “Company Termination Amount”); provided, however, that if the Company has previously paid to the Placement Agent the Termination Amount, the Placement Agent shall be entitled to receive only such portion of the Company Termination Amount that is in excess of the Termination Amount previously paid to the Placement Agent.

(d) Before any termination by the Placement Agent under Section 10(a) or by the Company under Sections 10(b) or 10(c) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination. If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(e) Upon any termination pursuant to this Section 10, the Placement Agent and the Company shall instruct the Escrow Agent to cause all monies received with respect to the subscriptions for Units not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction. The Company shall be responsible for any outstanding fees owed to the Escrow Agent.

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11. Survival.

(a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

(b) The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units or any termination of the Offering hereunder (it being understood and agreed that the representations and warranties of the Company and the Placement Agent set forth in, respectively, Sections 2 and 3 hereof, shall only survive for a period of two (2) years from the earlier to occur of (i) the termination of this Agreement for any reason or (ii) the Final Closing.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by facsimile transmission, with confirmation received, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to: Spencer Trask Ventures, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, Attention: John Heidenreich, President, fax number: (212) 829-4405, with a copy (which shall not constitute notice) to: Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017, Attention: Steven D. Uslaner, Esq., fax number: (212) 490-2990, and if sent to the Company, to: LabStyle Innovations Corp., 350 Fifth Avenue, 59th Floor, New York, NY 10018, Attention: Chief Executive Officer, fax number: (646) 349-3180, with a copy (which shall not constitute notice) to: Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, Attention: Lawrence A. Rosenbloom, Esq., fax number: (646) 895-7204.

13. Arbitration, Choice of Law; Costs. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. THE PARTIES AGREE THAT ANY DISPUTE, CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR VALIDITY HEREOF, ANY ALLEGED BREACH OF THIS AGREEMENT OR THE ENGAGEMENT CONTEMPLATED HEREBY (ANY OF THE FOREGOING, A “CLAIM”) SHALL BE SUBMITTED TO THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC (“JAMS”), OR ITS SUCCESSOR, IN NEW YORK, FOR FINAL AND BINDING ARBITRATION IN FRONT OF A PANEL OF THREE ARBITRATORS WITH JAMS IN NEW YORK, NEW YORK UNDER THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES (WITH EACH OF THE SELLING AGENT AND THE COMPANY CHOOSING ONE ARBITRATOR, AND THE CHOSEN ARBITRATORS CHOOSING THE THIRD ARBITRATOR).  THE ARBITRATORS SHALL, IN THEIR AWARD, ALLOCATE ALL OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, AGAINST THE PARTY WHO DID NOT PREVAIL.  THE AWARD IN THE ARBITRATION SHALL BE FINAL AND BINDING.  THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC. 1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.  THE COMPANY AND THE PLACEMENT AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

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14. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

15. Entire Agreement. This Agreement, together with any other agreement referred to herein, supersedes all prior agreements between the parties with respect to the Units to be offered and sold hereunder and the subject matter hereof.

16. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or data file signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

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18. Headings. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

19. Assignment. The Company may not assign its rights or obligations hereunder without the prior written consent of the Placement Agent. Except as provided in Section 4 hereof with regard to selected dealers, the Placement Agent may not assign its rights or obligations hereunder without the prior written consent of the Company.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

LABSTYLE INNOVATIONS CORP.

By: /s/ Oren Fuerst

Name: Oren Fuerst

Title: Chief Executive Officer

Accepted and agreed to as of the date
first written above:

SPENCER TRASK VENTURES, INC.

By: /s/ John Heidenreich

Name: John Heidenreich

Title: President

[Signature Page to Placement Agency Agreement, dated September 8, 2011]